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                                                                                        OMB APPROVAL
                                  UNITED STATES                               --------------------------------
                       SECURITIES AND EXCHANGE COMMISSION                      OMB Number:          3235-0059
                             WASHINGTON, D.C. 20549                            Expires:       August 31, 2004
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                                                                               hours per response.......14.73
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                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]  Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                            New Frontier Media, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Edward J. Bonn
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)       Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

       (2)       Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (3) (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

       (4)       Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

       (5)       Total fee paid:

                 --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)       Amount Previously Paid:

                 --------------------------------------------------------------

       (2)       Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------

       (3)       Filing Party:

                 --------------------------------------------------------------

       (4)       Date Filed:

                 --------------------------------------------------------------

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FOR IMMEDIATE RELEASE

CONTACTS:

Todd Kehrli
Charles Messman
MKR Group, LLC
310.314.3800
212.308.4557
tkehrli@mkr-group.com
cmessman@mkr-group.com

            COLORADO DISTRICT COURT ISSUES ORDER SETTING ELECTION OF
       NEW FRONTIER MEDIA BOARD OF DIRECTORS AS FIRST ORDER OF BUSINESS AT
                          UPCOMING SHAREHOLDER MEETING

BOULDER, Colo., June 14, 2002 -- Edward Bonn, the largest shareholder of New Frontier Media, Inc. (Nasdaq: NOOF), announced today that the Colorado District Court in Boulder County, Colorado, issued an order yesterday requiring that New Frontier Media hold its annual meeting of shareholders on August 20, 2002 and that the first order of business at the meeting shall be the election of the Board of Directors. The Court further ordered that all shareholders, including BEF, LLC, an entity controlled by Mr. Bonn, shall be entitled to present a slate of directors for consideration and vote by the shareholders. The Court also ordered New Frontier Media not to postpone the annual meeting or alter the agenda of the meeting without further order of the Court upon a showing of good cause.

On May 29, 2002, after submitting three separate demands for a special meeting of shareholders to vote on the election of a new Board of Directors, Mr. Bonn filed a lawsuit in the Colorado District Court for Boulder County seeking to compel New Frontier Media, pursuant to Mr. Bonn's repeated requests, to schedule a shareholder meeting to consider the election to the Board of Directors of the slate of candidates nominated by Mr. Bonn. The order signed by the Court today is the result of Mr. Bonn's repeated efforts to set a date certain for a shareholder vote to consider Mr. Bonn's director-nominees.

"I am delighted that I have been able to secure a court order that ensures that the shareholders of New Frontier Media will be able to determine the future of the Company by electing a Board of Directors of their choice," stated Mr. Edward Bonn.

Mr. Bonn beneficially owns approximately 19% of the outstanding shares of New Frontier, most of which were acquired in 1999 in connection with New Frontier's acquisition of its Internet operations. Mr. Bonn is currently a director of New Frontier Media and is seeking the removal of the current board of directors and election of a new slate of directors.

MR. BONN HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT A SPECIAL MEETING OF NEW FRONTIER MEDIA SHAREHOLDERS. MR. BONN STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN MR. BONN'S PROXY SOLICITATION IS CONTAINED IN AMENDMENT NO. 1 TO THE PRELIMINARY PROXY STATEMENT, FILED ON JUNE 6, 2002.

                                      ###